Exhibit 99.1

Vitesse Reports Results for Third Quarter Fiscal 2004

    CAMARILLO, Calif.--(BUSINESS WIRE)--July 22, 2004--Vitesse Semiconductor Corporation (Nasdaq:VTSS) ("Vitesse" or the "Company") today reported results for the third quarter of fiscal 2004 ended June 30, 2004. Revenues in the third quarter of fiscal 2004 were $60.4 million, compared to $39.7 million in the third quarter of fiscal 2003, and $56.0 million in the second quarter of fiscal 2004. Revenues for the nine months ended June 30, 2004 were $166.8 million, compared to $113.6 million in the nine months ended June 30, 2003.
    On a generally accepted accounting principles (GAAP) basis, net loss for the third quarter of fiscal 2004 was $4.6 million or $0.02 loss per share compared to net loss of $95.0 million or $0.47 loss per share in the third quarter of fiscal 2003 and net loss of $17.5 million or $0.08 loss per share in the second quarter of fiscal 2004. Net loss for the nine months ended June 30, 2004 was $30.0 million or $0.14 loss per share compared to net loss of $131.2 million or $0.65 loss per share for the nine months ended June 30, 2003.
    Pro-forma net income for the third quarter of fiscal 2004 was $3.5 million or $0.02 income per share, compared to pro-forma net loss of $8.1 million or $0.04 loss per share in the third quarter of fiscal 2003, and pro-forma net income of $1.4 million or $0.01 income per share in the prior quarter. Pro-forma net income for the nine months ended June 30, 2004 was $5.0 million or $0.02 income per share, compared to pro-forma net loss of $25.6 million or $0.13 loss per share in the nine months ended June 30, 2003. Pro-forma net income for the three and nine months ended June 30, 2004 excludes amortization of intangible assets, acquisition related deferred stock-based compensation, employee stock purchase plan compensation, gain on sale of fixed assets and restructuring charges, and includes an adjustment to income taxes. In the third quarter of fiscal 2004, the Company completed the purchase price allocation related to the acquisition of Cicada Semiconductor. This resulted in an In-process R&D charge of $3.7 million for the three and nine-month periods ended June 30, 2004. Pro-forma net income does not include the effect of this charge.
    Vitesse's President and CEO, Lou Tomasetta, said, "Revenues grew in the quarter, driven by continued strength in the metro and enterprise market. The investments we have made in the ethernet LAN markets have started to pay off as we begin to see the conversion from fast ethernet to gigabit ethernet LAN switches. I am pleased to report that we grew cash during the quarter by approximately $9 million. Additionally, we reached an agreement to sell certain fab equipment from our Colorado Springs fab for net proceeds of approximately $15 million."
    The Company will hold a conference call on July 22, 2004 at 2:00 p.m. PDT. A live web cast of the call will be available on Vitesse's Web site at www.vitesse.com. Those without Internet access may listen to the live conference call by dialing 1-800-450-5178 (United States and Canada) or 1-706-679-4116 (International). Conference name is "Vitesse Semiconductor Corporation." A replay of the web cast will be available on the Company's Web site after the call. A telephone replay of the conference call will be available for seven days, beginning on July 22, 2004 at 4:00 p.m. PDT. Dial-in number for the telephone replay is 1-706-645-9291, conference ID number 8576456.

    About Vitesse

    Vitesse is a leading designer and manufacturer of innovative silicon solutions used in the networking, communications and storage industries worldwide. Vitesse works to specifically address the requirements of system designers and OEMs by providing high-performance, integrated products that are ideally suited for use in Enterprise, Access, Metro and Core applications. Additional company and product information is available at www.vitesse.com.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future operating results and the markets for our products. Our actual results could differ materially from our forward-looking statements for a variety of reasons, including among other things, failure of our markets to achieve expected growth, delays or cancellations of orders by our customers, competition in our markets, unexpected expenses or increased expenses associated with brining new products to market and the discontinuation of certain operations, difficulties in bringing new products to market, costs associated with the integration of acquisitions, and possible future write-downs of assets. For a more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from our forward-looking statements, please read the reports we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2003.
    Vitesse provides pro-forma statements of operations data, revenue, net income and loss and net income and loss per share in this press release as additional information regarding its operating results. The Company believes that the additional pro-forma information is useful to investors for the performance of financial analysis. Management uses this information internally to evaluate its operating performance and the measures are used for planning and forecasting of the Company's future periods. However, pro-forma information is not in accordance with, nor is it a substitute for, GAAP financial information. Please consult the reconciliation table immediately following the GAAP Statement of Operations for a reconciliation of GAAP results to pro-forma results.



                  VITESSE SEMICONDUCTOR CORPORATION
                          FINANCIAL SUMMARY

Statement of Operations - GAAP basis (unaudited)

(in thousands except per share data)

                         Three Months Ended        Nine Months Ended
                     ---------------------------- --------------------
                     Jun 30,   Jun 30,   Mar 31,    Jun 30,   Jun 30,
                      2004      2003      2004       2004      2003



                     -------------------------------------------------
Revenues             $60,417   $39,738   $56,034  $166,763   $113,580
Costs and expenses:
  Cost of revenues    20,866    23,312    19,535    58,270     55,648
  Engineering and
   development        28,142    27,170    29,349    83,444     79,937
  Selling, general
   and administrative 11,568    13,366    11,441    35,034     41,073
  Restructuring
   charge                604     1,005       196       886      1,341
  Asset impairment
   charge                 --    48,078        --        --     48,078
  In process
   research and                                                   --
    development
     charge            3,700        --        --     3,700         --
  Employee stock
   purchase
     plan
      compensation      (250)       --    10,338    10,088         --
  Amortization of
   intangible assets   2,970       881     1,737     6,525      2,643
                     -------- --------- --------- --------- ----------
Loss from continuing
 operations,
  before other income
   (expense)
  and income taxes    (7,183)  (74,074)  (16,562)  (31,184)  (115,140)
Other income
 (expense), net        2,420      (183)     (766)    1,493        754
Gain on
 extinguishment of
 debt                     --        --        --        --     16,550
                     -------- --------- --------- --------- ----------
Loss from continuing
 operations,
  before income taxes (4,763)  (74,257)  (17,328)  (29,691)   (97,836)
Income tax expense
 (benefit)              (203)       --       123       270         --
                     -------- --------- --------- --------- ----------
Loss from continuing
 operations           (4,560)  (74,257)  (17,451)  (29,961)   (97,836)
Loss from
 discontinued
 operations               --   (20,736)       --        --    (33,352)
                     -------- --------- --------- --------- ----------
Net loss             ($4,560) ($94,993) ($17,451) ($29,961) ($131,188)
                     ======== ========= ========= ========= ==========
Net loss per share--
 diluted:
  Continuing
   operations          (0.02)    (0.36)    (0.08)    (0.14)     (0.48)
  Discontinued
   operations             --     (0.11)       --        --      (0.17)
                     -------- --------- --------- --------- ----------
Net loss per share--
 diluted              ($0.02)   ($0.47)   ($0.08)   ($0.14)    ($0.65)
                     ======== ========= ========= ========= ==========
Weighted average
 shares--diluted     217,109   203,704   215,652   215,433    201,921
                     ======== ========= ========= ========= ==========


Condensed Consolidated Balance Sheet Data -- GAAP basis
----------------------------------------------

(in thousands)                       Jun 30,      Mar 31,    Sept 30,
                                      2004         2004        2003
                                   ------------ ------------ ---------
                                   (unaudited)  (unaudited)
Assets:
----------------------------------
Cash and investments                 $173,239     $164,513   $234,574
Accounts receivables, net              41,588       39,238     35,171
Inventories, net                       35,779       30,652     24,851
Prepaid expenses and other current
 assets                                23,662        7,381      4,457
Restricted cash                         6,600        6,600         --
Property and equipment,  net           70,101       87,736     92,541
Restricted long-term deposits          48,217       48,217     57,101
Goodwill and intangible assets        245,200      251,871    194,785
Other assets                           18,294       20,512     22,264
                                   -----------  -----------  ---------
   Total assets                      $662,680     $656,720   $665,744
                                   ===========  ===========  =========


Liabilities and Shareholders' Equity:
----------------------------------
Accounts payable                      $18,357      $13,355    $11,553
Accrued expenses and other current
 liabilities                           22,792       23,938     22,679
Accrued restructuring                  15,268       17,214     27,923
Accrued interest                        2,228          277        257
Deferred gain                           6,688        7,569      9,330
Income taxes payable                    2,311        2,514      1,913
Other long-term liabilities             3,937        2,993      9,259
Convertible debt, due March 2005      196,772      195,210    195,732
Minority interest                       1,481        1,627      1,590
Shareholders' equity                  392,846      392,023    385,508
                                   -----------  -----------  ---------
   Total liabilities and
    shareholders' equity             $662,680     $656,720   $665,744
                                   ===========  ===========  =========


                  VITESSE SEMICONDUCTOR CORPORATION
                          FINANCIAL SUMMARY



Statement of Operations - GAAP net loss to pro-forma net income
 (loss):

(in thousands except per share data)

                         Three Months Ended         Nine Months Ended
                     ---------------------------- --------------------
                      Jun 30,  Jun 30,   Mar 31,    Jun 30,   Jun 30,
                       2004     2003      2004       2004       2003
                     -------------------------------------------------

GAAP net loss        ($4,560) ($94,993) ($17,451) ($29,961) ($131,188)
  Adjustments to net
   loss:
   Amortization of
    intangibles        2,970       881     1,737     6,525      2,643
   Amortization of
    deferred
    compensation       5,169     5,442     5,734    16,587     16,464
  Other compensation
   expense               238        --     1,023     1,493        886
  Employee stock
   purchase plan
    compensation        (250)       --    10,338    10,088         --
  Other investment
   impairment charge      --        --       119       119         --
  Inventory
   obsolescence
   charge                 --     6,808        --        --      6,808
  In process research
   and
    development
     charge            3,700        --        --     3,700         --
  Restructuring
   charge and asset
    impairment           604    49,083       196       886     49,419
  Gain on sale of
   fixed assets       (3,235)       --        --    (3,235)        --
  Gain on
   extinguishment of
   debt                   --        --        --        --    (16,550)
  Discontinued
   operations             --    20,736        --        --     33,352
  Income taxes        (1,178)    3,974      (277)   (1,154)    12,594
                     -------- --------- --------- --------- ----------
Pro-forma net income
 (loss)               $3,458   ($8,069)   $1,419    $5,048   ($25,572)
                     ======== ========= ========= ========= ==========

GAAP net loss per
 share--diluted       ($0.02)   ($0.47)   ($0.08)   ($0.14)    ($0.65)
Adjustment to net
 loss per share
  --diluted             0.04      0.43      0.09      0.16       0.52
                     -------- --------- --------- --------- ----------
Pro-forma net income
 (loss) per
 share--diluted        $0.02    ($0.04)    $0.01     $0.02     ($0.13)
                     ======== ========= ========= ========= ==========

Weighted average
 shares--diluted     226,039   203,704   228,120   225,935    201,921
                     ======== ========= ========= ========= ==========


Employee stock purchase plan compensation expense of $10.1 million for the nine months ended June 30, 2004 represents a non-cash charge recorded under the variable method of accounting in accordance with Emerging Issues Task Force 97-12, Accounting for Increased Share Authorizations in an IRS Section 423 Employee Stock Purchase Plan under APB Opinion No. 25.



Pro-Forma Statement of Operations (unaudited)
----------------------------------------------------------------------

(in thousands except per share data)

                          Three Months Ended       Nine Months Ended
                       -------------------------- -------------------
                       Jun 30,   Jun 30,  Mar 31,  Jun 30,   Jun 30,
                        2004      2003     2004     2004      2003
                       -----------------------------------------------
Revenues               $60,417  $39,738  $56,034  $166,763  $113,580
Costs and expenses:
  Cost of revenues      20,866   16,504   19,535    58,270    48,840
  Engineering and
   development          22,735   21,728   22,592    65,364    62,587
  Selling, general and
   administrative       11,568   13,366   11,441    35,034    41,073
                       -------- -------- -------- --------- ---------
Income (loss) from
 operations              5,248  (11,860)   2,466     8,095   (38,920)
Other income (expense),
 net                      (815)    (183)    (647)   (1,623)      754
                       -------- -------- -------- --------- ---------
Income (loss) before
 income taxes            4,433  (12,043)   1,819     6,472   (38,166)
Income tax expense
 (benefit)                 975   (3,974)     400     1,424   (12,594)
                       -------- -------- -------- --------- ---------
Net income (loss)       $3,458  ($8,069)  $1,419    $5,048  ($25,572)
                       ======== ======== ======== ========= =========
Weighted average
 shares--diluted       226,039  203,704  228,120   225,935   201,921
                       ======== ======== ======== ========= =========
Net income (loss) per
 share--diluted          $0.02   ($0.04)   $0.01     $0.02    ($0.13)
                       ======== ======== ======== ========= =========


The pro-forma tax rate used for the nine months ended June 30, 2004, and which the Company plans to use for the remainder of fiscal 2004, represents an expected long-term target rate based on various tax planning strategies that the Company has implemented in the past and plans to continue in the future. This rate also assumes a certain mix of foreign shipments based on historical and expected trends, which may result in a shifting of income to lower tax jurisdictions. The pro-forma tax rate does not take into account the various loss carryforwards, tax credits and reversal of the valuation allowance on the deferred tax assets which may result in a reduced GAAP tax rate. The GAAP tax rate, as well as the Company's income tax liability, are expected to be significantly lower than the pro-forma rate at least through fiscal 2005.

    CONTACT: Vitesse Semiconductor Corporation
             Eugene F. Hovanec, (805) 388-3700